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                                                                  Exhibit T3B-64

                                     BY-LAWS

                                       of

                             DSS ENVIRONMENTAL, INC.

                                    ARTICLE I

                             Shareholders' Meetings

                  Section 1. Annual Meeting. The annual meeting of the shareholders for the election of Directors and the transaction of any other business that may properly come before it shall be held at the principal office of the Corporation, or at such place within or without the State of New York as shall be set forth in the notice of meeting. The meeting shall be held on the first Monday during the month of December of each year at 11:00 in the morning, or at such date and time as shall be set forth in the notice of meeting, provided that at least one meeting is held per year.

                  Section 2. Special Meeting. Special meetings of shareholders, other than those regulated by statute, may be called at any time by a majority of the Directors or the President, and must be called by the President upon written request of the holders of twenty-five percent of the outstanding shares entitled to vote at the special meeting.

                  Section 3. Notice of Meetings. Written notice of the annual meeting stating the place, date and hour shall be given personally or by mail not less than ten nor more than fifty days before the date of the meeting to each shareholder entitled to vote at the meeting. Written notice of a special meeting stating the place, date and hour, and indicating that it is being issued by or at the direction of the person or persons calling the meeting, and stating the purpose or purposes for which the meeting is called, shall be given, personally or by mail, not less than ten nor more than fifty days before the date of the meeting to each shareholder entitled to vote at the meeting. At a special meeting no business other than that specified in the notice of meeting shall be transacted. If mailed, a notice shall be addressed to the address of the shareholder as it appears on the record of shareholders of the Corporation unless the shareholder shall have filed with the Secretary of the Corporation a written request that notices be mailed to a different address, in which case it shall be mailed to the address designated in the request. Notice of a meeting may be waived by a shareholder by submitting a signed waiver either before or after the meeting, or by attendance at the meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting.

                  Section 4. Quorum and Adjournment. The presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote at a meeting of shareholders shall be necessary to constitute a quorum for the transaction of business. If, however, a quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote at the meeting who are present in person or represented by proxy shall have the power to adjourn the meeting to a future date at which a quorum shall be present or represented. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the

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meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting.

                  Section 5. Voting. A shareholder entitled to vote at a meeting may vote at the meeting in person or by proxy. Every shareholder of preferred stock shall be entitled to one vote for each share standing in the shareholders name on the record of shareholders. All corporate action shall be determined by a vote of a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote on the matter.

                  Section 6. Proxies. Every proxy must be dated and signed by the shareholder or by the shareholder's attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date of its execution, unless the proxy provides otherwise. Every proxy shall be revocable at the pleasure of the shareholder executing it, except where an irrevocable proxy is permitted by statute.

                  Section 7. Consent Without Meeting. Whenever by a provision of a statute, the Certificate of Incorporation, or these by-laws, the vote of shareholders is required or permitted to be taken at a shareholders meeting in connection with any corporate action, the meeting and the vote of shareholders may be dispensed with if all the shareholders who would have been entitled to vote upon the action if the meeting were held shall consent in writing to the corporate action being taken.

                                   ARTICLE II

                                    Directors

                  Section 1. Number and Qualifications. The Board of Directors shall consist of no fewer than three Directors unless there are fewer than three shareholders, in which case the Board of Directors shall consist of no fewer than the same number of Directors as there are shareholders. In no event shall the Board of Directors consist of more than seven Directors. The shareholders shall set the number of Directors by resolution. The Directors need not be shareholders of the Corporation. The number of Directors may be increased or decreased by an amendment to the by-laws, or by action of the shareholders or of the Board under the specific provisions of a by-law adopted by the shareholders; however, any amendment or action by the Board to change the number of Directors shall require the vote of a majority of the entire Board. No decrease in the number of Directors shall shorten the term of an incumbent Director.

                  Section 2. Election and Term. Each Director shall be elected at the annual meeting of shareholders by a plurality vote. The term of office shall be until the next annual meeting of shareholders or until the successor to the office has been elected.

                  Section 3. Duties and Powers. The Board of Directors shall have control and management of the affairs and business of the Corporation. Except as otherwise provided in these by-laws, the Directors shall in all cases act as a board, regularly convened. In the transaction of business, the act of a majority present at a meeting except as otherwise provided by law or the Certificate of Incorporation shall be the act of the Board. The Directors may adopt rules and regulations for the conduct of their meetings and the management of the Corporation

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which they deem proper and which are not inconsistent with the laws of the State of New York or these by-laws.

                  Section 4. Meetings. The Board of Directors shall meet for the election or appointment of officers and for the transaction of any other business as soon as practicable after the adjournment of the annual meeting of the shareholders. Other regular meetings of the Board shall be held at such times as the Board may from time to time determine.

                  Special meetings of the Board of Directors may be called by the President at any time. Upon the written request of any two Directors, the President must call a special meeting to be held not more than fifteen days after the receipt of the request.

                  Section 5. Consent Without a Meeting. My action required or permitted to be taken by the Board of Directors or any Committee of the Board may be taken without a meeting if all members of the Board or the Committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consent shall be filed with the minutes of the proceedings of the Board or the Committee.

                  Section 6. Participation Without Physical Presence. Any one or more members of the Board or any Committee of the Board may participate in a meeting of such Board or Committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

                  Section 7. Notice of Meetings. Notice of regular or special meetings shall be served upon each Director in person or by mail addressed to the Director's last known post-office address, at least two days prior to the date of the meeting, specifying the time and place of the meeting. However, notice of a meeting need not be given to any Director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior to or at the commencement of the meeting, the lack of notice to him or her.

                  Section 8. Place of Meeting. The Board of Directors shall hold its meetings either within or without the State of New York at the place designated in the notice of the meeting.

                  Section 9. Quorum. At any meeting of the Board of Directors, the presence of a majority of the Board shall be necessary to constitute a quorum for the transaction of business. However, should a quorum not be present, a lesser number may adjourn the meeting to some future time, not more than twenty days later. The vote of a majority of the Board of Directors present at the time of a vote shall be the act of the Board of Directors.

                  Section 10. Committees. The Board of Directors may establish, by majority vote, executive and other committees to act on its behalf. These committees, which shall consist of three or more Directors (along with any alternate members selected by the Board), may be altered or disbanded by subsequent Board resolution. Committees established under this section may be authorized to act on behalf of the Board in any matter not specifically prohibited by New York State Business Corporation Law Section 712.

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                  Section 11. Vacancies. Any vacancy occurring in the Board of
Directors by death, resignation, increase in the number of Directors, removal without cause, or otherwise shall be filled after the occurrence of the vacancy by a majority vote of the remaining Directors or by unanimous written consent of the remaining Directors without a meeting. The Director thus chosen shall hold office until the next meeting of shareholders at which the election of directors is in the regular order of business, and until his successor has been elected and qualified.

                  Section 12. Removal. My Director may be removed either with or without cause, at any time, by a vote of the shareholders holding a majority of the shares then issued and outstanding and who were entitled to vote for the election of the Director sought to be removed. Except as otherwise prescribed by statute, a Director may be removed for cause by a vote of a majority of the entire Board.

                  Section 13. Resignation. My Director may resign from office at any time. A resignation shall be made in writing and delivered to the President, and shall take effect immediately without acceptance.

                                   ARTICLE III

                                    Officers

                  Section 1. Officers and Qualifications. The officers of the Corporation shall be a President, one or more Vice-Presidents, at the option of the Board, a Secretary, a Treasurer, and such other officers as the Board of Directors may deem advisable. Any two offices, except the offices of President and Secretary, may be held by the same person. However, if all the issued and outstanding shares of the Corporation are owned by one person, that person may hold all or any combination of offices.

                  Section 2. Election. All officers of the Corporation shall be elected annually by the Board of Directors at its meeting held as soon as practicable after the annual meeting of shareholders.

                  Section 3. Term of Office. All officers shall hold office until their successors have been duly elected and have qualified, or until removed as provided in these by-laws.

                  Section 4. Removal of Officers. Any officer may be removed either with or without cause by the vote of a majority of the Board of Directors.

                  Section 5. Duties of Officers. The duties and powers of the officers of the corporation shall be as follows and as may be set from time to time by resolution of the Board of Directors.

                  (a)       The President shall:

                            (i) preside at all meetings of the Board of
                  Directors and shall also preside at all meetings of the shareholders;

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                            (ii) present at each annual meeting of the
                  shareholders and Directors a report of the condition of the business of the Corporation;

                            (iii) cause to be called regular and special
                  meetings of the shareholders and Directors in accordance with the requirements of New York statutes and of these by-laws;

                            (iv) appoint, discharge, and fix the compensation of
                  all employees and agents of the Corporation other than the duly elected officers, subject to the approval of the Board of Directors;

                            (v) sign and execute all contracts in the name of
                  the Corporation;

                            (vi) sign all certificates representing shares;

                            (vii) cause all books, reports, statements and
                  certificates to be properly kept and filed as required by law; and

                            (viii) enforce these by-laws and perform all duties
                  incident to his office and which are required by law, and shall generally supervise and control the business and affairs of the Corporation.

                  (b) If the Board provides for a Vice-President, the Vice-President shall, during the absence or incapacity of the President, perform the duties of the President, and when so acting, he shall have all the powers and be subject to all the responsibilities of the office of President, and shall perform such duties and functions as the Board may prescribe. If the Board provides for more than one Vice-President, it shall designate which Vice-President shall perform the President's duties during the President's absence or incapacity. Each of the Vice-Presidents shall perform such duties and functions as the Board may prescribe.

                  (c)       The Secretary shall:

                            (i) keep the minutes of the special meetings of the
                  Board of Directors and of the shareholders in appropriate books;

                            (ii) give or cause to be given notice of meetings of
                  the Board of Directors and of all the meetings of the shareholders of the Corporation;

                            (iii) be custodian of the records and seal of the
                  Corporation, and shall affix the seal to the certificates representing shares and other corporate papers when required;

                            (iv) keep accurate and complete records of the
                  ownership of shares of the Corporation;

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                            (v) sign all certificates representing shares and
                  affix the corporate seal;

                            (vi) present to the Board of Directors at their
                  meetings all official communications received by the Secretary's office; and

                            (vii) perform all duties incident to the office of
                  Secretary of the Corporation.

                  (d)       The Treasurer shall:

                            (i) have the care and custody of and be responsible
                  for all the funds and securities of the Corporation, and shall deposit these funds and securities in the name of the Corporation in banks or safe-deposit companies designated by the Board of Directors;

                            (ii) make, sign, and endorse in the name of the
                  Corporation, all checks, drafts, notes, and other orders for the payment of money, and pay out and dispose of them under the direction of the President or the Board of Directors;

                            (iii) keep accurate books of account of all its
                  business and transactions and shall at all reasonable hours exhibit such books and accounts to any Director upon request;

                            (iv) render a report of the condition of the
                  finances of the Corporation at each regular meeting of the Board of Directors and at such other times as shall be required and make a full financial report at the annual meeting of the shareholders;

                            (v) further perform all duties incident to the
                  office of Treasurer of the Corporation; and

                            (vi) if required by the Board of Directors, the
                  Treasurer shall give such bond as the Board determines appropriate for the faithful performance of the foregoing duties.

                  (e) Other officers shall perform those duties and have those powers which may be assigned to them by the Board of Directors.

                  Section 6. Vacancies. All vacancies in any office shall be filled promptly by the Board of Directors.

                  Section 7. Compensation of Officers. The Officers shall receive such salary or compensation as may be fixed by the Board of Directors.

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                                   ARTICLE IV

                                     Shares

                  Section 1. Certificates. The shares of the Corporation shall be represented by certificates prepared by the Directors and signed by the President and by the Secretary, and may be sealed with the seal of the Corporation or a facsimile. The certificates shall be numbered consecutively and in the order in which they are issued. They shall be bound in a book and shall be issued in consecutive order. In the margin of the book shall be entered the name of the person to whom the shares represented by each certificate are issued, the number and class or series of shares, and the date of issue. Each certificate shall state the registered holder's name, the number and class of shares represented by the certificate, the date of issue, the par value of the shares, or that they are without par value.

                  Section 2. Transfer of Shares. The shares of the Corporation shall be assignable and transferable only on the books and records of the Corporation by the registered owner, or by the owner's duly authorized attorney in fact, upon surrender of the certificate duly and properly endorsed with proper evidence of authority to transfer. The Corporation shall issue a new certificate for the shares surrendered to the person or persons entitled thereto.

                  Section 3. Right of First Refusal. In the event any Shareholder desires to transfer his or her shares of the Corporation stock, the registered owner shall first offer the shares to the other shareholders of the Corporation who may purchase the shares at a price agreed upon by the parties. If the registered owner is unable to sell the shares after offering them for sale to the other shareholders, the Board of Directors shall be authorized to redeem the shares for their appraised value. The appraised value of the shares shall be determined by the Board of Directors based upon the written advice of an independent professional qualified to render an opinion as the value of the shares.

                  Section 4. Returned Certificates. All certificates for shares changed or returned to the Corporation for transfer shall be marked by the Secretary "Cancelled", with the date of cancellation. The transaction shall be immediately recorded in the certificate book opposite the memorandum of their issue. The returned certificate may be inserted in the certificate book.

                                    ARTICLE V

                                    Dividends

                  Section 1. Declaration of Dividends. The Board of Directors may declare dividends payable out of the surplus of the Corporation, whenever in the exercise of their discretion they may deem this declaration advisable. Dividends may be paid in cash, property, or shares of the Corporation.

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                                   ARTICLE VI

                   Negotiable Instruments, Deeds and Contracts

                  All checks, drafts, notes, bonds, bills of exchange, and orders for the payment of money of the Corporation; all deeds, mortgages, and other written contracts and agreements to which the Corporation shall be a party; and all assignments or endorsements of stock certificates, registered bonds, or other securities owned by the Corporation, shall, unless otherwise directed by the Board of Directors, or unless otherwise required by law, be signed by the President or by any two of the following officers who are different persons: Secretary, Treasurer, or a Vice-President. The Board of Directors may, however, authorize any one of such officers to sign any of such instruments, for and in behalf of the Corporation, without necessity of countersignature; may designate officers or employees of the Corporation, other then those named above, who may, in the name of the Corporation, sign such instruments; and may authorize the use of facsimile signatures of any of such persons. Any shares of stock issued by any other corporation and owned or controlled by the Corporation may be voted at any shareholders' meeting of the other corporation by the President of the Corporation; or, in the President's absence, by any Vice-President of the Corporation who may be present; and, in the event that the President and the Vice-President(s) are absent, then by such person as the President of the Corporation shall, by duly executed proxy, designate to represent the Corporation at such shareholders' meeting.

                                   ARTICLE VII

                                 Indemnification

                  Section 1. Right to Indemnification. Any person who was, is, or is threatened to be made a party to any action or proceeding, whether civil or criminal (including an action by or in the right of this Corporation or any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which any Director or officer of this Corporation served in any capacity at the request of this Corporation), by reason of the fact that he, his testator or interstate, is or was a Director or officer of this Corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, shall be indemnified by this Corporation against all judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense or appeal of any such action or proceeding, and against any other amounts, expenses and fees similarly incurred; provided that no indemnification shall be made to or on behalf of any Director or officer where indemnification is prohibited by applicable law. This right of indemnification shall include the right of a Director or officer to receive payment from this Corporation for expenses incurred in defending or appealing any such action or proceeding in advance of its final disposition; provided that the payment of expenses in advance of the final disposition of an action or proceeding shall be made only upon delivery to this Corporation of an undertaking by or on behalf of the Director or officer to repay all amounts so advanced if it should be determined ultimately that the Director or officer is not entitled to be indemnified. The preceding right of indemnification shall be a contract right enforceable by the Director or officer with respect to any claim, cause of action, action or proceeding accruing or arising while this by-law shall be in effect.

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                  Section 2. Authorization of Indemnification. Any
indemnification provided for by Section 1 shall be authorized in any manner provided by applicable law or, in the absence of such law:

                  (a) by the Board of Directors acting by a quorum of Directors who are not parties to such action or proceeding, upon a finding that there has been no judgment or other final adjudication adverse to the Director or officer which establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled, or

                  (b)       if a quorum under clause (a) is not obtainable,

                            (i) by the Board upon the opinion in writing of
                  independent legal counsel that indemnification is proper in the circumstances because there has been no such judgment or other final adjudication adverse to the Director or officer, or

                            (ii) by the shareholders upon a finding that there
                  has been no such judgment or other final adjudication adverse to the Director or officer.

                  Section 3. Right of Claimant to Bring Suit. If a claim of indemnification is not paid in full by this Corporation within ninety days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to recover the expenses of prosecuting such claim.

                  Section 4. Non-Exclusivity of Rights. The rights conferred on any person under this Article shall not be exclusive of any other right which may exist under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested Directors, or otherwise.

                  Section 5. Insurance. Subject to the laws of New York, this Corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Corporation against any expense, liability or loss of the general nature contemplated by this section, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the laws of New York.

                  Section 6. Severability. It is the intent of this Corporation to indemnify its officers and Directors to the fullest extent authorized by the laws of New York as they now exist or may hereafter be amended. If any portion of this Article shall for any reason be held invalid or unenforceable by judicial decision or legislative amendment, the valid and enforceable provisions of this Article will continue to be given effect and shall be construed so as to provide the broadest indemnification permitted by law.

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                                  ARTICLE VIII

                                   Amendments

                  Section 1. Manner of Amending. These by-laws may be amended by the affirmative vote of the holders of a majority of the shares entitled to vote in the election of any Director at an annual meeting or at a special meeting called for that purpose, provided that a written notice shall have been sent to each shareholder of record entitled to vote at this meeting at the shareholder's last known post-office address at least ten days before the date of the annual or special meeting. The notice shall state the substance of the alterations, amendments, additions, or changes which are proposed to be made in the by-laws. Changes shall be made only as specified in the notice. The by-laws may also be amended or new by-laws adopted by a majority of the entire Board of Directors. However, any by-laws adopted by the Board may be amended or repealed by the shareholders.

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